SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): July 6, 2015

TRUE 2 BEAUTY, INC.
(Exact Name Of Registrant As Specified In Charter)

Nevada	333-148925	20-8628868
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

301 Yamato Road

 Boca Raton, Florida 33431

(Current Address of Principal Executive Offices)

Phone number: (800) 630-4190

(Issuer Telephone Number)

Burrow Mining, Inc.

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

True 2 Beauty, Inc. is referred to herein as “we”, “our” or “us”.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 17, 2014, pursuant to a name change filing with the Nevada Secretary of State, we changed the name of our subsidiary, True 2 Bid, Inc., to LegacyXChange, Inc. On July 2, 2015, pursuant to a Certificate of Dissolution filing with the Nevada Secretary of State, we dissolved LegacyXChange, Inc. (formerly True2Bid, Inc.) to allow for the change in name of our parent company, True 2 Beauty, Inc., to LegacyXChange, Inc. as reflected below.

On June 24, 2015, our Board of Directors approved of a name change from True 2 Beauty, Inc. to LegacyXChange, Inc. (the “Name Change”) and on June 29, 2015 shareholders holding 51.8% of our issued and outstanding shares approved and adopted the Name Change.  The State of Nevada approved the Certificate of Amendment affecting the Name Change on July 6, 2015 to be effective as of July 2, 2015. In connection with the Name Change we will : (a) file an Issuer Form with FINRA; (b) have our Transfer Agent file a Transfer Agent Form with FINRA; and (c) file for a new stock symbol with FINRA.

We will be issuing a press release regarding the name change following the filing of this Form 8-K to announce the name change from True 2 Beauty, Inc. to LegacyXChange, Inc.

Section 9.   Financial Statement and Exhibits

Item 9.01   Financial Statement and Exhibits.

Exhibit 3.1	Certificate of Amendment to Articles of Incorporation.

Exhibit 99.1	Press Release Announcing Name Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

True 2 Beauty Inc.

Dated: July 10, 2015	By:	/s/ William Bollander
William Bollander
Chief Executive Officer

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